EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

          THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH PROPOSAL.

                   PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN
                   YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

                  Please detach at perforation before mailing.

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                    EVERGREEN SELECT TOTAL RETURN BOND FUND,
                 a series of Evergreen Select Fixed Income Trust


                      PROXY FOR THE MEETING OF SHAREHOLDERS
                           TO BE HELD ON JULY 14, 2000


     The undersigned, revoking all Proxies heretofore given, hereby appoints Maureen E. Towle, Sally E. Ganem, Catherine E. Foley and Beth K. Werths or any of them as Proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all shares of Evergreen Select Total Return Bond Fund, a series of Evergreen Select Fixed Income Trust, ("Select Total Return Bond Fund") that the undersigned is entitled to vote at the special meeting of shareholders of Select Total Return Bond Fund to be held at 2:00 p.m. on July 14, 2000 at the offices of the Evergreen Funds, 200 Berkeley Street, 26th Floor, Boston, Massachusetts 02116 and at any adjournments thereof, as fully as the undersigned would be entitled to vote if personally present.

     NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

                           Date                 , 2000


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                           Signature(s) and Title(s), if applicable

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     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF EVERGREEN
SELECT FIXED INCOME TRUST. THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE TAKEN ON THE FOLLOWING PROPOSALS. THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSALS IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF EVERGREEN SELECT FIXED INCOME TRUST RECOMMENDS A VOTE FOR THE PROPOSALS. PLEASE MARK YOUR VOTE BELOW IN BLUE OR BLACK INK. DO NOT USE RED INK. EXAMPLE: X


     1. To approve an Agreement and Plan of Reorganization whereby Evergreen Select Income Plus Fund, also a series of Evergreen Select Fixed Income Trust, will (i) acquire all of the assets of Select Total Return Bond Fund in exchange for shares of Evergreen Select Income Plus Fund; and (ii) assume the identified liabilities of Select Total Return Bond Fund, as substantially described in the accompanying Prospectus/Proxy Statement.


         ---- FOR        ---- AGAINST      ---- ABSTAIN

     2. To consider and vote upon such other matters as may properly come before said meeting or any adjournments thereof.

         ---- FOR        ---- AGAINST      ---- ABSTAIN